                                                                    Exhibit 4.4

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW
YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN
WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH
SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE
LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE
INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF
1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED,
SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY
NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM
THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A
THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT
(A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A
QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)
IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED
STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE
SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE
SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT
TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF
CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY
STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER
IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE
RESTRICTIONS REFERRED TO IN (A) ABOVE.

No. 1                                                               $297,150,000
                                                             CUSIP No. 00828BAA3
                                                           ISIN No. US00828BAA35

                               AFFINIA GROUP INC.
                      9% Senior Subordinated Notes due 2014

         Affinia Group Inc., a Delaware corporation, promises to pay to Cede &
Co., or registered assigns, the principal sum set forth on the Schedule of
Increases or Decreases in Global Security attached hereto on November 30, 2014.

         Interest Payment Dates: May 30 and November 30.

         Record Dates: May 15 and November 15.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:  November 30, 2004

                                                AFFINIA GROUP INC.,

                                                By

                                                     /s/ Thomas H. Madden
                                                --------------------------------
                                                Name: Thomas H. Madden
                                                Title: Chief Financial Officer
                                                       and Treasurer

                                                By
                                                     /s/ Steven E. Keller
                                                --------------------------------
                                                Name: Steven E. Keller
                                                Title: General Counsel and
                                                       Secretary

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

WILMINGTON TRUST COMPANY,
     as Trustee, certifies
           that this is one of
           the Securities referred
           to in the Indenture.

     By
                /s/ James D. Nesci
           -------------------------
           Authorized Signatory

                      9% Senior Subordinated Note due 2014

1.       Interest

         Affinia Group Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this
Security at the rate per annum shown above; provided, however, that if a
Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum
(increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on May 30 and November 30 of each year, commencing May 30, 2005.
Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 30, 2004.
Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a
Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the
Depository. The Company will make all payments in respect of a certificated
Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security may be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying
Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

         Initially, Wilmington Trust Company, a Delaware banking corporation
(the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The
Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

         The Company issued the Securities under an Indenture dated as of
November 30, 2004 ("Indenture"), among the Company, Parent, the Subsidiary
Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust
Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

         The Securities are general unsecured obligations of the Company. The
Company shall be entitled, subject to its compliance with Section 4.03 of the
Indenture, to issue Additional Securities pursuant to Section 2.13 of the
Indenture. The Initial Securities issued on the Issue Date, any Additional
Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the
Indenture. The Indenture contains covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness;
pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets;
guarantee indebtedness; restrict dividends or other payments of subsidiaries;
and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.

5.       Optional Redemption

         Except as set forth below, the Company shall not be entitled to redeem the Securities.

         On and after November 30, 2009, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 30th of the years set forth below:

                                                   Redemption
          Period                                      Price
          ------                                   -----------
          2009                                       104.500%
          2010                                       103.000%
          2011                                       101.500%
          2012 and thereafter                        100.000%

         In addition, prior to November 30, 2007, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes
Additional Securities, if any) in an aggregate principal amount not to exceed
35% of the aggregate

principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 109%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings (provided that, if the Equity Offering is an offering by Parent, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Securities is contributed to the equity capital of the Company or used to acquire Capital
Stock of the Company (other than Disqualified Stock) from the Company);
provided, however, that (1) at least 65% of such aggregate principal amount of
Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Equity
Offering.

         Prior to November 30, 2009, the Company shall be entitled at its option to redeem all or any portion of the Securities at a redemption price equal to
100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.       Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than
60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000.
If money sufficient to pay the redemption price of and accrued interest on all
Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

         Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such
Holder at a repurchase price equal to 101% of the principal amount of the
Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Guaranty

         The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of Parent and the Subsidiary
Guarantors to the extent set forth in the Indenture.

9.       Subordination

         The Securities are subordinated to Senior Indebtedness of the Company,
Parent and the Subsidiary Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior
Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security, agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.      Denominations; Transfer; Exchange

         The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any
Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any
Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.      Persons Deemed Owners

         The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Discharge and Defeasance

         Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government
Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (1) the
Indenture and the Securities may be amended with the written consent of the
Holders of at least a majority in principal amount outstanding of the Securities and (2) any default or

noncompliance with any provision may be waived with the written consent of the
Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any
Securityholder, the Company, Parent, the Subsidiary Guarantors and the Trustee
shall be entitled to amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect, mistake or inconsistency, (ii) to comply with
Article 5 of the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities, (iv) to add guarantees with respect to the Securities, including Subsidiary Guaranties, (v) to secure the
Securities, (vi) to add additional covenants or surrender rights and powers conferred on the Company, Parent or the Subsidiary Guarantors, (vii) to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, (viii) to make any change that does not adversely affect the rights of any Securityholder, or (ix) to make amendments to provisions of the
Indenture relating to the form, authentication, transfer and legending of the
Securities.

15.      Defaults and Remedies

         Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the
Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company, Parent or any
Subsidiary Guarantor to comply with other agreements in the Indenture or the
Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $17.5 million; (e) certain events of bankruptcy or insolvency with respect to the Company, Parent and any Significant Subsidiaries; (f)
certain judgments or decrees for the payment of money in excess of $17.5 million and (g) certain defaults with respect to the Parent Guaranty or any Subsidiary
Guaranty. If an Event of Default occurs and is continuing, the Trustee or the
Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it.
Subject to certain limitations, Holders of a majority in principal amount of the
Securities may direct the Trustee in its exercise of any trust or power. The
Trustee may withhold from Securityholders notice of any continuing Default
(except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.      Trustee Dealings with the Company

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

         A director, officer, employee, incorporator or stockholder, as such, of the Company, Parent, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, Parent or any Subsidiary Guarantor
under the Securities, the Indenture, any Parent Guaranty or Subsidiary Guaranty
or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication

         This Security shall not be valid until an authorized signatory of the
Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      CUSIP Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and
ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.      Holders' Compliance with Registration Rights Agreement

         Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

22.      Governing Law

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK.

--------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

----------------------------------------------------------------

         (Print or type assignee's name, address and zip code)

----------------------------------------------------------------

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Security
on the books of the Company. The agent may substitute another to act for him.

Date:  ________             Your Signature: ____________________________________

-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

----------------------------------------    ------------------------------------
Signature must be guaranteed                Signature

         Signatures must be guaranteed by an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule
144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         to the Company; or

         (1) [ ]  pursuant to an effective registration statement under the
                  Securities Act of 1933; or

         (2) [ ]  inside the United States to a "qualified institutional buyer"
                  (as defined in Rule 144A under the Securities Act of 1933)
                  that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the
                  Securities Act of 1933; or

         (3) [ ]  outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in
                  compliance with Rule 904 under the Securities Act of 1933; or

         (4) [ ]  pursuant to the exemption from registration provided by Rule
                  144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

                                               ---------------------------------
                                               Signature

Signature Guarantee:

--------------------------------------------   ---------------------------------
Signature must be guaranteed                   Signature

         Signatures must be guaranteed by an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a
"qualified institutional buyer" within the meaning of Rule 144A under the
Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated
      ------------                          ------------------------------------
                                            Notice:  To be executed by
                                                     an executive officer

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

   The initial principal amount of this Global Security is $297,150,000. The following increases or decreases in this Global Security have been made:



                 Amount of              Amount of              Principal amount         Signature of
                 decrease in            increase in            of this Global           authorized officer
                 principal amount       principal amount       Security following       of Trustee or
Date of          of this Global         of this Global         such decrease            Securities
Exchange         Security               Security               or increase)             Custodian



                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.09 (Change of Control) of the
Indenture, check the box: ?

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.09 (Change of Control) of
the Indenture, state the amount in principal amount: ($1,000 or an integral multiple thereof): $[ ]

Dated:   _______________               Your Signature: _________________________
                                       (Sign exactly as your name appears on the
                                       other side of this Security.)

Signature Guarantee: ___________________________________________________________
                                       (Signature must be guaranteed)

         Signatures must be guaranteed by an "eligible guarantor institution"
meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or
such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the
Securities Exchange Act of 1934, as amended.